SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                            to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: December 21, 2001

                               VIDEO UPDATE, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        0-24346                                           41-1461110
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(Commission File Number)                    (I.R.S. Employer Identification No.)


287 East 6th Street, Suite 400, St. Paul, Minnesota                      55101
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (651) 312-2222
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              (Registrant's Telephone Number, Including Area Code)

   3100 World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101
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          (Former Name or Former Address, if Changed Since Last Report)

                                TABLE OF CONTENTS

                                    FORM 8-K

                        Date of Report: December 21, 2001


Item                                                                      Page
----                                                                      ----

Item 3.       Bankruptcy or Receivership.                                    1

Item 7.       Financial Statements and Exhibits.                             2

Signature                                                                    3

Exhibits                                                                     4

Item 3.  Bankruptcy or Receivership

     On July 31, 2001, Video Update, Inc. (the "Company") filed a Plan of Reorganization (the "Plan") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Plan was filed in connection with the Company's voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, filed September 18, 2000 (Case Numbers 00-3663 through 00-3683). The Plan was subsequently amended by the Bankruptcy Court on December 18, 2001. On December 20, 2001, the Bankruptcy Court confirmed the Company's Plan, as amended, and the Plan became effective on December 21, 2001. The Company's press release regarding the confirmation of the Plan, as amended, is attached hereto as Exhibit 99.

     The cornerstone of the Plan is a "Recapitalization" of the Debtors with financial support from Movie Gallery, Inc. ("Movie Gallery"), a Dothan, Alabama based chain of more than 1,050 retail video stores. Specifically, under the Plan, the Debtors' financial affairs will be completely restructured under circumstances where Movie Gallery will: (a) exchange its $6.5 million superpriority Administrative Claim for newly issued Common Stock in the Reorganized Debtors, (b) contribute cash to enable the Reorganized Debtors to satisfy certain Priority, Administrative and Tax Claims, (c) contribute to the Reorganized Debtors on the Consummation Date Two Million Five Hundred Thousand Dollars ($2,500,000); (d) agree to provide the Reorganized Debtors Five Million Dollars ($5,000,000) future working capital financing, and (e) waive its unsecured deficiency claim totaling approximately $100 million.

     Under the Plan, Claims against, and Interests in the Debtors are divided into eight Classes. Class 1, Other Priority Claims, as well as certain unclassified Claims, including Administrative Claims and Priority Tax Claims will receive payment in Cash either on the Consummation Date (December 21, 2001), as such Claims are liquidated, in installments over time (as permitted by the Bankruptcy Code), or as agreed with the holders of such Claims. Class 2, which consists of the Senior Secured Claim held by Movie Gallery, will receive a Senior Secured Note in the amount of $9.2 million. The holders of two other Secured Claims, Heller Financial, Inc. (Class 3) and Wells Fargo (Class 4) will receive $900,000 and $450,000 respectively in Cash on the Consummation Date in full satisfaction of their Claims. As for the Claims held by Former Equipment Financiers, after the Consummation Date, the Reorganized Debtors will (i) continue to honor their obligations to Winthrop Financial (Class 5A) and Centura Bank (Class 5C); and (ii) will be deemed to have abandoned under section 554 of the Bankruptcy Code, their right, title to and interest in personal property in which General Electric Capital Corporation (Class 5B) allegedly holds a leasehold interest. Under the Plan, holders of General Unsecured Claims (Class
6) shall receive distributions of Cash equal to such holder's Pro Rata share of $2,500,000. Finally, holders of Subordinated Claims (Class 7) and Old Common Stock Interests (Class 8) will receive no distribution of property under the Plan. All Old Common Stock Interests will be cancelled on the Consummation Date and a total of 1,000 shares of the Company's new $1.00 par value Common Stock will be authorized, issued and outstanding as of that date. No additional shares will be reserved for future issuance pursuant to the terms of the Plan.

     All terms not otherwise defined herein shall be as defined in the Plan. The description of the Plan, as amended, contained herein is qualified in its entirety by reference to the copy attached hereto as Exhibit 2 and incorporated herein by reference. Copies of the Plan, as amended, and related exhibits thereto are also available from the Bankruptcy Court.

Item 7. Financial Statements and Exhibits.

        The following exhibits are filed with this report:

        Exhibit No.                       Title
        -----------                       -----

            2                             Plan of Reorganization, as amended on
                                          December 18, 2001

           99                             Press Release

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Video Update, Inc.



Dated:  January 4, 2002                By:/s/ Joe T. Malugen
                                          ------------------
                                          Joe T. Malugen
                                          Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

    2                               Plan of Reorganization, as amended on
                                    December 18, 2001

   99                               Press Release